EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of Nature Vision, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities listed below, hereby certifies, pursuant to 18U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Nature Vision, Inc.

Date: August 12, 2005	By:	/s/ Jeffrey P. Zernov

Jeffrey P. Zernov Chief Executive Officer and President (principal executive officer)

Date: August 12, 2005	By:	/s/ Michael R. Day

Michael R. Day Chief Financial Officer (principal financial officer)

        A signed original of this written statement required by Section 906 has been provided to Nature Vision, Inc. and will be retained by Nature Vision, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.